                                                                 EXHIBIT (e)(7)

                                                       Platinum Investor(R) VIP
                                              Variable Universal Life Insurance
                                                       Supplemental Application

The United States Life Insurance Company in the City of New York, ("USL")
A member company of American International Group, Inc.
Home Office: 830 Third Avenue, New York, NY 10022 . Administrative Center: P.O. Box 4880, Houston, TX 77210-4880
(This supplement must accompany the appropriate application for life insurance.)
NOTICE: The amount or the duration of the Death Benefit Proceeds and the Accumulation Value provided by the policy when based on the investment experience of a Separate Account, are variable, may increase or decrease, and not guaranteed as to the fixed dollar amount. Upon the owner's written request, USL will provide an illustration of the benefits and values of the policy, including the Death Benefits and the Accumulation Values. The supplement and the application will be attached to and made a part of the policy.

Applicant Information -- Supplement to the application on the life of


-----------------------------  --------------------------------------
Name of proposed insured       Date of application for life insurance

Initial Allocation Percentages

Investment      In the "Premium Allocation" column, indicate how each
  Options       premium received is to be allocated. In the "Deduction
                Allocation" column, indicate which investment options are to be used for the deduction of monthly account charges. Total allocations in each column must equal 100%. Use whole percentages only.

                                          PREMIUM   DEDUCTION                                       PREMIUM   DEDUCTION
                                         ALLOCATION ALLOCATION                                     ALLOCATION ALLOCATION
                                         ---------- ----------                                     ---------- ----------
(242) USL Declared Fixed Interest
  Account                                  ______%    ______%  Oppenheimer Variable Account Funds
AIM Variable Insurance Funds                                   (362/412-G) Oppenheimer Balanced      ______%    ______%
(340/390-G) AIM V.I. International                             (363/413-G) Oppenheimer Global
  Growth*                                  ______%    ______%    Securities*                         ______%    ______%

The Alger American Fund                                        PIMCO Variable Insurance Trust
(342/392-G) Alger American Leveraged                           (367/417-G) PIMCO VIT
  AllCap                                   ______%    ______%    CommodityRealReturn
(341/391 -G) Alger American MidCap
  Growth                                   ______%    ______%  Strategy*                             ______%    ______%

American Century Variable Portfolios,
  Inc.                                                         (365/415-G) PIMCO VIT Real Return     ______%    ______%
(343/393-G)VP Value                        ______%    ______%  (364/414-G) PIMCO VIT Short-Term      ______%    ______%

Credit Suisse Trust                                            (366/416-G) PIMCO VIT Total Return    ______%    ______%
(344/394-G) Small Cap Core I*              ______%    ______%  Pioneer Variable Contracts Trust

Fidelity Variable Insurance Products                           (368/418-G) Pioneer Mid Cap Value
                                                                 VCT                                 ______%    ______%
(348/398-G) VIP Asset Manager              ______%    ______%  Putnam Variable Trust
(347/397-G)VIP Contrafund                                      (369/419-G) Putnam VT Diversified
                                           ______%    ______%    Income                              ______%    ______%
(345/395-G) VIP Equity-Income                                  (370/420-G) Putnam VT Int'l Growth
                                           ______%    ______%    and Income*                         ______%    ______%
(350/400-G) VIP Freedom 2020               ______%    ______%  SunAmerica Series Trust
(351/401 -G) VIP Freedom 2025              ______%    ______%  (372/422-G) ST Aggressive Growth      ______%    ______%
(352/402-G) VIP Freedom 2030               ______%    ______%  (371/421-G) ST Balanced               ______%    ______%
(346/396-G) VIP Growth                     ______%    ______%  VALIC Company I
(349/399-G) VIP Mid Cap                    ______%    ______%  (373/423-G) International Equities*   ______%    ______%

Franklin Templeton Variable Insurance
  Products Trust                                               (374/424-G) Mid Cap Index             ______%    ______%
(356/406-G) VIP Franklin Small Cap Value                       (375/425-G) Money Market I            ______%    ______%
Securities*                                ______%    ______%  (376/426-G) Nasdaq-100 Index          ______%    ______%
(353/403-G) VIP Franklin U.S. Government   ______%    ______%  (379/429-G) Science & Technology      ______%    ______%
(354/404-G) VIP Mutual Shares Securities   ______%    ______%  (378/428-G) Small Cap Index*          ______%    ______%
(355/405-G) VIP Templeton Foreign
  Securities*                              ______%    ______%  (377/427-G) Stock Index               ______%    ______%

Janus Aspen Series                                             Van Kampen Life Investment Trust
(357/407-G) International Growth*          ______%    ______%  (382/432-G) LIT Growth and Income     ______%    ______%
(358/408-G) Mid Cap Growth                 ______%    ______%  Vanguard Variable Insurance Fund

MFS Variable Insurance Trust                                   (380/430-G) VIF High Yield Bond       ______%    ______%
(360/410-G) MFS VIT New Discovery*         ______%    ______%  (381/431-G) VIF REIT Index            ______%    ______%
(359/409-G) MFS VIT Research               ______%    ______%
Neuberger Berman Advisers Management
  Trust                                                        Other:____________________            ______%    ______%
(361/411-G) AMT Mid-Cap Growth             ______%    ______%                                           100%       100%

* If you select the Guaranteed Minimum Withdrawal Benefit (GMWB) Rider this investment option is designated as a Restricted Fund.

AGLC101859-NY                    Page 1 of 4                           Rev1007

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Dollar Cost Averaging (DCA)

Dollar Cost Averaging (DCA) ($5,000 minimum beginning accumulation value) An amount can be systematically transferred from any one investment option and directed to one or more of the investment options below. The USL Declared Fixed Interest Account is not available for
                            DCA. Please refer to the prospectus for more information on the DCA option.

                            NOTE: DCA is not available if the Automatic Rebalancing option or GMWB Rider has been chosen.

                            Day of the month for transfers:               (Choose a day of the month between 1-28.)
                            Frequency of transfers:  [ ] Monthly  [ ] Quarterly  [ ] Semiannually   [ ] Annually
                            DCA to be made from the following investment option:
                            Transfer $                                       ($100 MINIMUM, whole dollars only)

AIM Variable Insurance Funds                                 Oppenheimer Variable Account Funds
(340) AIM V.I. International Growth                  $______ (362) Oppenheimer Balanced                   $______

The Alger American Fund                                      (363) Oppenheimer Global Securities          $______
(342) Alger American Leveraged AllCap                $______ PIMCO Variable Insurance Trust
(341) Alger American MidCap Growth                   $______ (367) PIMCO VIT CommodityRealReturn Strategy $______

American Century Variable Portfolios, Inc.                   (365) PIMCO VIT Real Return                  $______
(343) VP Value                                       $______ (364) PIMCO VIT Short-Term                   $______

Credit Suisse Trust                                          (366) PIMCO VIT Total Return                 $______
(344) Small Cap Core I                               $______ Pioneer Variable Contracts Trust

Fidelity Variable Insurance Products                         (368) Pioneer Mid Cap Value VCT              $______
(348) VIP Asset Manager                              $______ Putnam Variable Trust
(347) VIP Contrafund                                 $______ (369) Putnam VT Diversified Income           $______
(345) VIP Equity-Income                              $______ (370) Putnam VT Int'l Growth and Income      $______
(350) VIP Freedom 2020                               $______ SunAmerica Series Trust
(351) VIP Freedom 2025                               $______ (372) ST Aggressive Growth                   $______
(352) VIP Freedom 2030                               $______ (371) ST Balanced                            $______
(346) VIP Growth                                     $______ VALIC Company I
(349) VIP Mid Cap                                    $______ (373) International Equities                 $______

Franklin Templeton Variable Insurance Products Trust         (374) Mid Cap Index                          $______
(356) VIP Franklin Small Cap Value Securities        $______ (375) Money Market I                         $______
(353) VIP Franklin U.S. Government                   $______ (376) Nasdaq-100 Index                       $______
(354) VIP Mutual Shares Securities                   $______ (379) Science & Technology                   $______
(355) VIP Templeton Foreign Securities               $______ (378) Small Cap Index                        $______

Janus Aspen Series                                           (377) Stock Index                            $______
(357) International Growth                                   Van Kampen Life Investment Trust
(358) Mid Cap Growth                                 $______ (382) LIT Growth and Income                  $______

MFS Variable Insurance Trust                                 Vanguard Variable Insurance Fund
(360) MFS VIT New Discovery                          $______ (380) VIF High Yield Bond                    $______
(359) MFS VIT Research                               $______ (381) VIF REIT Index                         $______

Neuberger Berman Advisers Management Trust
(361) AMT Mid-Cap Growth                             $______ Other:__________________________________     $______

Automatic Rebalancing

Automatic Rebalancing ($5,000 minimum beginning accumulation value) Variable division assets will be automatically rebalanced based on the premium percentages designated on Page 1 of this form. If the USL
                      Declared Fixed Interest Account has been designated for premium allocation, the rebalancing will be based on the proportion allocated to the variable divisions. Please refer to the prospectus for more information on the Automatic Rebalancing option.

                      Check Here for Automatic Rebalancing Frequency:  [ ] Quarterly  [ ] Semiannually  [ ] Annually

                      NOTE: Automatic Rebalancing is not available if the DCA option has been chosen. Automatic
                      Rebalancing is required if the GMWB Rider has been selected.

AGLC101859-NY                    Page 2 of 4                           Rev1007

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Modified Endowment Contract

Contract If any premium payment causes the policy to be classified as a modified endowment contract under Section 7702A of the Internal Revenue Code, there may be potentially adverse tax consequences. Such consequences include: (1) withdrawals or loans being taxed to the extent of gain; and (2) a 10% penalty tax on the taxable amount. In order to avoid modified endowment status, I request any excess premium that could cause such status to be refunded. [ ] YES [ ] NO

Authorization for Transactions

Initial appropriate  I (or we, if Joint Owners), hereby authorize USL to act
  box here:          on e-service instructions, if elected, to transfer values
                     among the variable divisions and the USL Declared Fixed
                     Interest Account and to change allocations for future
                     premium payments and monthly deductions given by:

                     [    ] Policy Owner(s) -- if Joint Owners, either of us
                            acting independently.

                     [    ] Policy Owner(s) or the Agent/Registered
                            Representative who is appointed to represent USL and the firm authorized to service my policy.

                     USL and any person designated by this authorization will not be responsible for any claim, loss or expense based upon e-service instructions received and acted on in good faith, including losses due to e-service communication errors. USL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to an e-service instruction, I will notify USL in writing within five working days from receipt of confirmation of the transaction from USL. I understand that this authorization is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by USL at its home office.

Suitability

All questions must   1. Have you, the Proposed Insured or Owner (if different), received the
  be answered.          variable universal life insurance policy prospectus and the
                        investment choices brochure describing the investment options?           [ ] yes [ ]no

                     2. Do you understand and acknowledge:

                         a. THAT THE POLICY APPLIED FOR IS VARIABLE, EMPLOYS THE USE OF
                            SEGREGATED ACCOUNTS WHICH MEANS THAT YOU NEED TO RECEIVE AND
                            UNDERSTAND CURRENT PROSPECTUSES FOR THE POLICY AND THE
                            UNDERLYING ACCOUNTS?                                                 [ ] yes [ ]no

                         b. THAT ANY BENEFITS, VALUES OR PAYMENTS BASED ON PERFORMANCE OF
                            THE SEGREGATED ACCOUNTS MAY VARY: AND                                [ ] yes [ ]no

                            (1)ARE NOT GUARANTEED BY THE COMPANY, ANY OTHER INSURANCE
                               COMPANY, THE U.S. GOVERNMENT OR ANY STATE GOVERNMENT?             [ ] yes [ ]no

                            (2)ARE NOT FEDERALLY INSURED BY THE FDIC, THE FEDERAL RESERVE
                               BOARD OR ANY OTHER AGENCY, FEDERAL OR STATE?                      [ ] yes [ ]no

                         c. THAT IN ESSENCE, ALL RISK IS BORNE BY THE OWNER EXCEPT FOR FUNDS
                            PLACED IN THE USL DECLARED FIXED INTEREST ACCOUNT?                   [ ] yes [ ]no

                         d. THAT THE POLICY IS DESIGNED TO PROVIDE LIFE INSURANCE COVERAGE
                            AND TO ALLOW FOR THE ACCUMULATION OF VALUES IN THE SEGREGATED
                            ACCOUNTS?                                                            [ ] yes [ ]no

                         e. THE AMOUNT OR DURATION OF THE DEATH BENEFIT MAY INCREASE OR
                            DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SEPARATE
                            ACCOUNT?                                                             [ ] yes [ ]no

                         f. THE POLICY VALUES MAY INCREASE OR DECREASE, DEPENDING ON THE
                            INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, THE USL DECLARED
                            FIXED INTEREST ACCOUNT ACCUMULATION, AND CERTAIN EXPENSE
                            DEDUCTIONS?                                                          [ ] yes [ ]no

                     3. Do you believe the Policy you selected meets your insurance and
                        investment objectives and your anticipated financial needs?              [ ] yes [ ]no

AGLC101859-NY                    Page 3 of 4                           Rev1007

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Electronic Delivery Consent

                The United States Life Insurance Company in the City of New York ("USL") is capable of providing contract and investment option prospectuses, supplements, statements of additional information, and reports via e-mail or
                CD-ROM. In order to verify your e-mail receipt of these documents, we must obtain your consent to this type of delivery format.
                This consent authorizes USL, with respect to USL's variable universal life insurance policies, to deliver the following communications via e-mail or CD-ROM:

                    .  Contract prospectuses and supplements
                    .  Investment option prospectuses and supplements
                    .  Statements of additional information
                    .  Annual and semi-annual investment option reports

                This consent to delivery by e-mail or CD-ROM has no expiration date. You may change or cancel your consent at any time by writing to us at The United States Life Insurance Company in the City of New York, P.O. Box 4880,
                Houston, Texas 77210-4880, Attn: Policy Owner Services. You may also receive a paper copy of any communication at no additional charge by writing to us at the above address.

                In order to participate in this delivery method you must have access to the following:

                    .  A personal computer with CD-ROM hardware and software
                    .  Browser software, such as Microsoft Internet Explorer, Netscape Communicator, or equivalent,
                    .  Communication access to the Internet.

                Should you wish to print materials that have been delivered via e-mail or CD-ROM you must also have access to a printer. Materials will be published using Portable Document Format (PDF). In order to view PDF documents, you must have Adobe Acrobat Reader software, which is available for download free-of-charge from
                http://www.adobe.com/products/acrobat/readstep2.html.

                We reserve the right to mail paper copies instead of providing electronic delivery. In the event that e-mail delivery is unsuccessful, we will mail paper copies. You must notify us every time you change your e-mail address.

                Your e-mail address will be used solely for USL's database management regarding the electronic delivery of the communications listed above. Your e-mail address will not be sold or distributed to third parties.

                By signing this consent, I acknowledge that I have read and understand all of the above-mentioned terms and conditions of this enrollment.

                I consent to receive electronic delivery of the documents specified above.


                -------------------------------                    ------------------------------
                Signature of Owner                                 Please provide your e-mail address

                If you prefer CD-ROM Delivery, please check here [ ]

Signatures

Signatures      Signed at (city, state)
                ---------------------------------------------------------------

                Print name of Broker/Dealer
                ---------------------------------------------------------------

                X Registered representative    State license # Date
                ----------------------         --------------- ---------------

                X Primary proposed insured                     Date
                ---------------------------------------------  ---------------

                X Owner                                        Date
                ---------------------------------------------  ---------------
                (If different from Proposed Insured)

                X Joint Owner                                  Date
                ---------------------------------------------  ---------------
                (If applicable)

AGLC101859-NY                    Page 4 of 4                           Rev1007